Exhibit 10.1

EXECUTION VERSION

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”), dated as of March 22, 2012, by and among CYCLACEL PHARMACEUTICALS, INC., a Delaware corporation with headquarters located at 200 Connell Drive, Suite 1500, Berkeley Heights, New Jersey 07922 (the “Company”), and each investor identified on the signature pages hereto (individually, an “Investor” and collectively, the “Investors”).

BACKGROUND

A.                                    The Company and each Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

B.                                    Each Investor, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions contained herein, (i) that aggregate number of shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”), set forth on such Investor’s signature page to this Agreement (which aggregate amount for all Investors together shall be 4,688,079 shares of Common Stock and collectively referred to herein as the “Common Shares”) and (ii) its Pro Rata Portion of the Economic Rights (as each such term is defined below).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE I
DEFINITIONS

1.1                               Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Accredited Investor” has the meaning set forth in Section 3.2(c).

“Acquisition” has the meaning set forth in Section 4.4.

“Additional Shares” has the meaning set forth in Section 3.1(e).

“Affiliate” means any Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a Person, as such terms are used in and construed under Rule 12b-2 under the Exchange Act.  In the case of each Investor, Affiliate also means any Person that, directly or indirectly, through one or more intermediaries, manages, or is managed by, or is under common management with, such Investor.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day other than Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in The State of New York are authorized or required by law or other governmental action to close.

“Litigant” means the Company’s adversary in the Litigation (including, for purposes of clarification, any successor-in-interest to such adversary by reason of acquisition, consolidation, merger, reverse merger or other combination of such adversary with or by another Person).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Price” means, for any date, the closing price per share of the Common Stock for such date (or, if not a Trading Day, the nearest preceding date that is a Trading Day) on the primary Eligible Market or exchange or quotation system on which the Common Stock is then listed or quoted.

“Company” has the meaning set forth in the preamble.

“Common Shares” has the meaning set forth in the preamble.

“Common Stock” has the meaning set forth in the preamble.

“Contingent Obligation” has the meaning set forth in Section 3.1(aa).

“Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.

“Demand Registration” has the meaning set forth in Section 6.1(a).

“Disclosure Materials” has the meaning set forth in Section 3.1(g).

“Economic Rights” has the meaning set forth in Section 4.1.

“Effective Date” means the date that the Registration Statement is first declared effective by the SEC.

“Effectiveness Period” has the meaning set forth in Section 6.1(c).

“8-K Filing” has the meaning set forth in Section 5.7.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Eligible Market” means any of the New York Stock Exchange, the NYSE Amex LLC, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market or the OTC Bulletin Board.

“Environmental Laws” has the meaning set forth in Section 3.1(dd).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” means, (i) in the case of a Long-Form Registration,  the date that is ninety (90) days after the receipt by the Company of a Demand Registration or, if such date is not a Business Day, the next date that is a Business Day and (ii) in the case of a Short-form Registration, the date that is thirty (30) days after the receipt by the Company of a Demand Registration or, if such date is not a Business Day, the next date that is a Business Day .

“FINRA” has the meaning set forth in Section 3.2(c).

“GAAP” has the meaning set forth in Section 3.1(g).

“Hazardous Materials” has the meaning set forth in Section 3.1(dd).

“Indebtedness” has the meaning set forth in Section 3.1(aa).

“Indemnified Party” has the meaning set forth in Section 6.4(c).

“Indemnifying Party” has the meaning set forth in Section 6.4(c).

“Insolvent” has the meaning set forth in Section 3.1(h).

“Installment Settlement” has the meaning set forth in Section 4.1(b).

“Intellectual Property Rights” has the meaning set forth in Section 3.1(t).

“Investor” has the meaning set forth in the preamble.

“Knowledge,” when used in reference to the Company, means the actual knowledge of Spiro Rombotis and Paul McBarron after reasonable inquiry.

“Litigation” means the Company’s pending litigation, case number 1:10-cv-00348-GMS, currently pending in the United States District Court for the District of Delaware, as well as any appeals thereof.

“Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Lock-Up Period” has the meaning set forth in Section 5.1.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, reasonable attorneys’ fees.

“Lump Sum Settlement” has the meaning set forth in Section 4.1(b).

“Material Adverse Effect” means any change, event, development or effect that is, has been or would reasonably be expected to be (i) a material adverse effect on the results of operations, assets, liabilities, business, financial condition or business prospects of the Company and the Subsidiaries taken as a whole on a consolidated basis or (ii) material and adverse impairment of the Company’s ability to perform its obligations under this Agreement, provided, that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect:  (i) a change in the market price or trading volume of the Common Stock or (ii) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes) so long as such changes do not have a disproportionate effect on the Company and its Subsidiaries taken as a whole.

“Material Permits” has the meaning set forth in Section 3.1(v).

“Options” means any outstanding rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Order” means a final, non-appealable final order from a court of competent jurisdiction resolving the Litigation.

“Person” has the meaning set forth in Section 3.1(aa).

“Pro Rata Portion,” as to any Investor, means the percentage derived by (X) dividing the aggregate Purchase Price paid by such Investor (as set forth on such Investor’s signature page to this Agreement) by (Y) the aggregate Purchase Price received by the Company from all Investors.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Purchase Price” means the average Closing Price per share of the Company’s Common Stock on the Trading Market over the ten (10) consecutive Trading Days ending on the Trading Day prior to the public announcement of this Agreement, and shall be allocated 90% to the Common Shares and 10% to the Economic Rights.

“QIB”  has the meaning set forth in Section 3.2(c).

“Registrable Securities” means the Common Shares and, if issued, the Additional Shares, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing, until the earliest of (i) the effective registration under the Securities Act and the resale of all of the Registrable Securities in accordance with the Registration Statement or pursuant to Rule 144 or any similar provision then in force; (ii) the date on which the Registrable Security is distributed to the public pursuant to Rule 144; and (iii) the date on which the Registrable Securities cease to be outstanding.

“Registration Statement” means any registration statement required to be filed under Article VI, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Regulation D” has the meaning set forth in the preamble.

“Required Effectiveness Date” means (i) if the Registration Statement does not become subject to review by the SEC, the date which is the earliest of (a) one hundred and twenty (120) days after the receipt by the Company of a Long-Form Demand Registration and ninety (90) days after the receipt by the Company of a Short-Form Demand Registration, to the extent the Company is eligible to use a Registration Statement on Form S-3, or (b) five (5) Trading Days after the Company receives notification from the SEC that the Registration Statement will not become subject to review, or (ii) if the Registration Statement becomes subject to review by the SEC, the date which is the earliest of (a) one hundred and eighty (180) days after the receipt by the Company of a Long-Form Demand Registration and one hundred and twenty (120) days after the receipt by the Company of a Short-Form Demand Registration or (b) five (5) Trading Days after the Company receives notification from the SEC that the SEC has no further comment to the Registration Statement.

“Right of First Refusal” has the meaning set forth in Section 5.2.

“Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“SEC” has the meaning set forth in the preamble.

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Securities Act” has the meaning set forth in the preamble.

“Settlement” has the meaning set forth in Section 4.1(b).

“Shared Settlement Amount” has the meaning set forth in Section 4.1(b).

“Short Sales” has the meaning set forth in Section 3.2(k).

“Subsidiary” means any direct or indirect subsidiary of the Company.

“Subject Intellectual Property” means all of the Company’s and its Subsidiaries’ trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property that are at issue in the Litigation.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed or quoted on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not listed or quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex LLC, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction” has the meaning set forth in Section 3.2(k).

“Transfer Agent” means American Stock Transfer & Trust, located in Brooklyn, New York, or any successor transfer agent for the Company.

“Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in the form of Exhibit A, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE II
PURCHASE AND SALE

2.1                               Purchase and Sale.  Subject to the terms and conditions set forth in this Agreement, the Company hereby issues and sells the Common Shares and grants the Economic Rights to each Investor, and each Investor, severally and not jointly, hereby purchases from the Company, (i) such number of shares of Common Shares on such Investor’s signature page to this Agreement at the Purchase Price and (ii) the Economic Rights equal to such Investor’s Pro Rata Portion. The aggregate Purchase Price to be paid by all Investors hereunder shall be $3,036,000, and shall be allocated among and paid by the Investors as set forth on the signature pages hereto.

2.2                               Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall be held on the date of this Agreement (the “Closing Date”), at a location that is mutually acceptable to the parties or via .pdf, facsimile or a combination of the foregoing.  The Closing shall be considered to have been effective on the Closing Date.

2.3                               Closing Deliveries.

(a)         At the Closing, the Company shall deliver or cause to be delivered to each Investor the following:

(i)                       a copy of the Company’s irrevocable instructions to the Transfer Agent, instructing the Transfer Agent to deliver, on an expedited basis, one or more stock certificates containing the restrictive and other legends as provided in Sections 5.1 and 5.3 hereof, evidencing such number of Common Shares set forth on such Investor’s signature page to this Agreement, registered in the name of such Investor;

(ii)                    duly executed Transfer Agent Instructions acknowledged by the Company’s transfer agent;

(iii)                 a certificate of the Secretary of the Company, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement, the issuance of the shares of Common Shares, the granting of the Economic Rights and the reservation of shares of Additional Shares;

(iv)                certificates of good standing for the Company and each of its Subsidiaries from the respective jurisdictions of their organization; and

(v)                   a draft of the Company’s proposed public announcement and Form 8-K contemplated by Section 5.7 (which draft has already been delivered to such Investor).

(b)         At the Closing, each Investor shall deliver or cause to be delivered to the Company the aggregate Purchase Price set forth on such Investor’s signature page to this Agreement in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to such Investor by the Company for such purpose.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1                               Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investors (as defined in Section 3.1(l)) as follows (which representations and warranties shall be deemed to apply, where appropriate, to each Subsidiary of the Company):

(a)         Subsidiaries.  The Company owns or controls, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary, free and clear of any Lien, and all issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.  The Company only has two Subsidiaries: (i) Cyclacel Limited, a private limited company organized under the laws of England and Wales and (ii) ALIGN Pharmaceuticals, LLC, a Delaware limited liability corporation.  Except as set forth in Schedule 3.1(a) hereto, no Subsidiary has outstanding any Options, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any equity interest in such Subsidiary, or securities or rights convertible or exchangeable into any equity interest in such Subsidiary.  “Subsidiary” means any corporation, partnership, limited liability partnership, limited liability company, association, trust, joint venture, other entity or Person in which the Company owns, directly or indirectly, any equity interest.

(b)         Organization and Qualification. The Company and each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)          Authorization; Enforcement. The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.  This Agreement has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)         No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not, and will not, (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, or (iii) result in a material violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including, assuming the accuracy of the representations and warranties of the Investors set forth in Section 3.2 hereof, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or any Subsidiary are bound or affected.

(e)          The Securities.  The Common Shares and the shares of Common Stock issuable pursuant to the Economic Rights upon an Acquisition (the “Additional Shares” and, with the Common Shares, the “Securities”) are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens and transfer taxes, and will not be subject to preemptive or similar rights of stockholders (other than those affirmatively imposed by the Investors).

(f)           Capitalization.  The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.1(f) hereto.  All outstanding shares of capital stock are duly authorized, validly issued, fully paid and non-assessable, and have been issued in compliance in all material respects with all applicable securities laws.  Except as disclosed in Schedule 3.1(f) hereto, the Company did not have outstanding as of the date hereof any other Options, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.  Except as set forth on Schedule 3.1(f) hereto, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders), and the issuance and sale of the Securities and the granting of the Economic Rights will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(g)          SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  Such reports required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by the Company under the Exchange Act, whether or not any such reports were required being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials.”  As of their respective dates, the SEC Reports filed by the Company complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.  All agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(h)         Material Changes; Undisclosed Events, Liabilities or Developments; Solvency.  Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in Schedule 3.1(h) hereto, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would be reasonably expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities or obligations other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or changed its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, except as disclosed in its SEC Reports, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans.  The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any Knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any Knowledge of any fact which would reasonably lead a creditor to do so.  The Company is not, as of the date hereof, and after giving effect to the transactions contemplated hereby, will not be Insolvent (as defined below).  For purposes of this Section 3.1(h), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness (as defined in Section 3.1(aa)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(i)             Absence of Litigation.  Except for the Litigation and as disclosed in Schedule 3.1(i), there is no action, suit, claim, or Proceeding, or, to the Company’s Knowledge, inquiry or investigation, before or by any court, public board, government or other regulatory agency, self-regulatory organization or body pending or, to the Knowledge of the Company, threatened against or affecting the Company or any Subsidiary that could, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(j)            Compliance.  Neither the Company nor any Subsidiary is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived) involving Indebtedness, individually or in the aggregate, in excess of $1,000,000.  Neither the Company nor any Subsidiary is in violation of, and the issuance of the Common Shares and Additional Shares hereunder will not violate (i) any order of any court, arbitrator or governmental body, or (ii) any material statute, rule or regulation of any governmental authority. This Section does not relate to matters with respect to tax status, which are the subject of Section 3.1(ff), employee relations, which are the subject of Section 3.1(bb), labor matters, which are the subject of Section 3.1(cc), and environmental laws, which are the subject of Section 3.1(dd).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(k)         Title to Assets.  Neither the Company nor any Subsidiary owns real property.  The Company and each Subsidiary has good and marketable title in all personal property owned by them that is material to the business of the Company and each Subsidiary, in each case, free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or result in a Material Adverse Effect.  Any real property and facilities held under lease by the Company or any Subsidiary is held by it, to the Company’s Knowledge, under valid, subsisting and enforceable leases of which the Company and each Subsidiary is in material compliance.

(l)             No General Solicitation.  Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(m)     Brokers.  No agent, broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission payable by the Company in connection with the transactions contemplated hereby.

(n)         Private Placement; Investment Company; U.S. Real Property Holding Corporation.  Neither the Company nor any of its Affiliates nor, any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant hereto to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market.  Assuming the accuracy of the representations and warranties of the Investors set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors as contemplated hereby. The sale and issuance of the Securities hereunder does not contravene the rules and regulations of any Trading Market on which the Common Stock is listed or quoted.  The Company is not required to be registered as, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company is not required to be registered as a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(o)         Form S-1 Eligibility.  The Company is eligible to register the Common Shares and, if and when issued, the Additional Shares for resale by the Investors using a Registration Statement on Form S-1 promulgated under the Securities Act.

(p)         Registration Rights.  Except as described in Schedule 3.1(p), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not expired or been satisfied or waived as of the Closing Date (the rights described on Schedule 3.1(p), the “Prior Holders”).

(q)         Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to any of the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights hereunder, including, without limitation, as a result of the Company’s issuance, and the Investors’ ownership, of the Securities.

(r)            Disclosure.  Neither the Company nor any officers, directors or Affiliates, has provided any of the Investors (other than those certain investors who signed a confidentiality agreement with the Company) or an Investor’s agents or counsel with any information that constitutes or might constitute material, nonpublic information (other than the existence and terms of the issuance of the Securities, as contemplated by this Agreement).  The Company understands and confirms that each of the Investors (other than those certain investors who signed a confidentiality agreement with the Company) will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided by the Company to the Investors regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement furnished by or on behalf of the Company, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  To the Company’s Knowledge, except for the transactions contemplated by this Agreement, no event or circumstance has occurred or information exists with respect to the Company or any Subsidiary or their businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.  The Company acknowledges and agrees that no Investor makes or has made any statements, representations or warranties, express or implied, with respect to the transactions contemplated hereby other than those specifically set forth herein, and that the Company is not relying upon any statements, representations or warranties of any Investor, other than those representations and warranties in Section 3.2 hereof, in connection with this Agreement and the transactions contemplated hereby.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(s)           Acknowledgment Regarding Investors’ Purchase of the Common Shares and Economic Rights.  Based upon the assumption that the transactions contemplated by this Agreement are consummated in all material respects in conformity with this Agreement, the Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement, and the transactions contemplated hereby and any advice given by any Investor or any of their respective representatives or agents in connection herewith and the transactions contemplated hereby is merely incidental to the Investors’ purchase of the Common Shares and the Economic Rights.  The Company further represents to each Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its advisors and representatives.

(t)            Patents and Trademarks.  Except as disclosed in Schedule 3.1(t)(i), the Company and each Subsidiary owns, or possesses adequate rights or licenses to use, all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights necessary to conduct their respective businesses as now conducted (“Intellectual Property Rights”).  Except as disclosed in Schedule 3.1(t)(ii), none of the Company’s or any Subsidiary’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate within three years from the date of this Agreement. The Company does not have any Knowledge of any infringement by the Company or any Subsidiary of Intellectual Property Rights of others.  Except as disclosed in Schedule 3.1(t)(iii), there is no claim, action or proceeding being made or brought, or to the Knowledge of the Company, being threatened, against the Company or any Subsidiary regarding its Intellectual Property Rights.

(u)         Insurance.  The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and locations in which the Company and each Subsidiary conducts business.

(v)         Regulatory Permits.  The Company and each Subsidiary possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as presently conducted and described in the SEC Reports (“Material Permits”), except where the failure to possess such permits does not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(w)       Transactions With Affiliates and Employees.  Except as set forth or incorporated by reference in the Company’s SEC Reports, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company that would be required to be reported on Form 10-K by Item 12 thereof pursuant to Regulation S-K Item 404 (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the Company’s Knowledge, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(x)         Internal Accounting Controls.  The Company and each Subsidiary maintains a system of internal accounting controls sufficient, the Company’s Knowledge, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y)         Sarbanes-Oxley Act. The Company is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

(z)          Foreign Corrupt Practices.  Neither the Company nor any Subsidiary nor, to the Knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political parties or campaigns from corporate funds; (iii) violated or is in violation in any material respect of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(aa)                                      Indebtedness.  Except as disclosed in Schedule 3.1(aa), neither the Company nor any Subsidiary (i) has any outstanding Indebtedness (as defined below), (ii) is in violation of any term of or is in default under any contract, agreement or instrument relating to any Indebtedness in excess of $1,000,000, and (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, to the Knowledge of the Company, has or could reasonably be expected to have a Material Adverse Effect.  For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds, guarantees and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case, with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person, if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.

(bb)                                      Employee Relations.  Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or employs any member of a union.  The Company believes that its relations with its employees are as disclosed in the SEC Reports.  Except as disclosed in the SEC Reports, during the period covered by the SEC Reports, no executive officer of the Company or any Subsidiary has notified the Company or any Subsidiary that such officer intends to leave the Company or a Subsidiary, as applicable, or otherwise terminate such officer’s employment with the Company or a Subsidiary, as applicable.  To the Knowledge of the Company and each Subsidiary, no executive officer of the Company or any Subsidiary is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(cc)                                        Labor Matters.  The Company and each Subsidiary is in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours.

(dd)                                      Environmental Laws.  The Company and each Subsidiary (i) is in compliance in all material respects with any and all Environmental Laws (as hereinafter defined), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance in all material respects with all terms and conditions of any such permit, license or approval.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all codes, decrees, injunctions, judgments, licenses, orders, permits or regulations issued, entered, promulgated or approved thereunder.

(ee)                                        Subsidiary Rights.  The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(ff)                                          Tax Status.  The Company and each Subsidiary (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and to the Company’s Knowledge, there is no basis for any such claim.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.2                               Representations and Warranties of the Investors.  Each Investor hereby, as to itself only and for no other Investor, represents and warrants to the Company (and, as a condition, and with respect, to the Company’s issuance of the Additional Shares, shall, as to itself only and for no other Investor, represents and warrants to the Company in a letter, other than with respect to those representations and warranties in Sections 3.2(h) and 3.2(k), as of the date of such issuance) as follows:

(a)         Organization; Authority.  Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated herby and otherwise to carry out its obligations hereunder and thereunder.  The purchase by such Investor of the Common Shares and the Economic Rights hereunder has been duly authorized by all necessary corporate, partnership or other action on the part of such Investor.  This Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)         No Public Sale or Distribution.  Such Investor is acquiring the Common Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Investor does not have a present arrangement to effect any distribution of such securities to or through any person or entity except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws.

(c)          Investor Status.  At the time such Investor was offered the Common Shares, it was, and at the date hereof, it is, an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act (“Accredited Investor”) or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act (“QIB”).  Such Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of Financial Industry Regulatory Authority, Inc. (“FINRA”) or an entity engaged in the business of being a broker dealer.  On or prior to the date of this Agreement, such Investor is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker dealer.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)         General Solicitation.  Such Investor is not purchasing the Common Shares as a result of any advertisement, article, notice or other communication regarding the Common Shares published in any newspaper, magazine or similar media, broadcast over television or radio, disseminated over the Internet or presented at any seminar or any other general solicitation or general advertisement.

(e)          Beneficial Ownership. The purchase by such Investor of the Common Shares hereunder will not result in such Investor (individually or together with any other Person with whom such Investor has identified, or will have identified, itself as part of a “group” in a public filing made with the SEC involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.99% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that the Closing shall have occurred. As of the date of this Agreement, such Investor does not intend to, alone or together with others, make a public filing with the SEC to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of the purchase by such Investor of the Common Shares hereunder (when added to any Additional Shares, if issued, and any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.9% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that the Closing has occurred.

(f)           Brokers.  No agent, broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission payable by each of the Investors, jointly or severally, in connection with the transactions contemplated hereby.

(g)          Experience of Such Investor.  Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Common Shares, and has so evaluated the merits and risks of such investment.  Such Investor understands that it must bear the economic risk of this investment in the Common Shares indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(h)         Access to Information.  Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded:  (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Common Shares and the merits and risks of investing in the Common Shares; (ii) access to information (other than material non-public information for those certain investors who did not enter into a confidentiality agreement with the Company) about the Company and each Subsidiary and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained herein (including, without limitation, the Company’s representations and warranties in Section 3.1(r), provided, however, that such Investor acknowledges and agrees that the Company does not make or has not made any statements, representations or warranties, express or implied, with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.1 hereof, and that such Investor is not relying upon any statements, representations or warranties of the Company, other than those representations and warranties in Section 3.1 hereof, in connection with this Agreement and the transactions contemplated hereby). Such Investor acknowledges that it has reviewed the SEC Reports.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)             No Governmental Review.  Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the Additional Shares or the fairness or suitability of the investment in the Common Shares or the Additional Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares or the Additional Shares.

(j)            No Conflicts.  The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such Investor, except in the case of (X) clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby and (Y) clause (iii) above, for any federal and state securities laws and regulations applicable to the offer and sale of the Common Shares and Additional Shares, assuming the accuracy of the representations and warranties of the Investors set forth in Section 3.2 hereof.

(k)         Prohibited Transactions; Confidentiality.  No Investor, directly or indirectly, and to the actual knowledge of such Investor, no Person acting on behalf of or pursuant to any understanding with any Investor, has engaged in any purchases or sales in the securities, including derivatives, of the Company (including, without limitation, any Short Sales (a “Transaction”) involving any of the Company’s securities) since the time that such Investor was first contacted by the Company or any other Person regarding an investment by such Investor in the Common Shares for the specific use set forth in Section 5.8 hereto.  Provided that the Company files the Form 8-K contemplated by Section 5.7 of this Agreement within the time set forth in such section, such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with such Investor will engage, directly or indirectly, in any Transactions in the securities of the Company (including Short Sales) prior to the filing of the Form 8-K contemplated by Section 5.7, or if earlier, the time that the transactions contemplated by this Agreement are publicly disclosed.  “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(l)             Restricted Securities.  The Investors understand that the Common Shares and, if issued, the Additional Shares, are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(m)     Legends.  It is understood that, except as provided in Section 5.1 and Section 5.3 of this Agreement, certificates evidencing the Common Shares may bear the legend set forth in Section 5.1 and Section 5.3, and, if issued, the Additional Shares may bear the legend set forth in Section 5.3.

(n)         No Legal, Tax or Investment Advice.  Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Securities constitutes legal, tax or investment advice.  Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

ARTICLE IV
GRANT OF ECONOMIC RIGHTS

4.1                               Economic Rights.

(a)                                 Each Investor is hereby granted an economic right (the “Economic Right”) to receive such Investor’s Pro Rata Portion of (i) one or more cash payments equal to the Shared Settlement Amount (as defined below) or (ii) the Additional Shares, in accordance with the terms and conditions set forth herein.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)                                 The “Shared Settlement Amount” means an amount equal to ten percent (10%) of (i) any lump sum amount received by the Company and/or any of its Subsidiaries as a result of a final settlement or resolution of the Litigation (a “Lump Sum Settlement”); (ii) the total aggregate amounts received by the Company and/or any of its Subsidiaries as a result of a final settlement or resolution of the Litigation that does not involve a Lump Sum Settlement (an “Installment Settlement” and, with a Lump Sum Settlement, a “Settlement”); (iii) the total amount of any damages awarded to the Company and/or any of its Subsidiaries in an Order (an “Award”); or (iv) if a combination of any of (i) (ii) and (iii), the total aggregate amounts received by the Company as part of such Settlement and/or Award; provided, for purposes of clarification, that Shared Settlement Amount includes ten percent (10%) of all amounts (including non-cash amounts) received by the Company or any of its Subsidiaries in connection with the Litigation or any transaction involving a sale or transfer of the Company’s or any of its Subsidiaries’ claims in the Litigation or sale or transfer of any of the Subject Intellectual Property within six months of any abandonment of the Litigation (other than in connection with an Acquisition), including, without limitation, any [***] paid or payable to the Company or any of its Subsidiaries for any standstill agreement and covenant not to sue related to the Litigation; provided, further, however, that the Shared Settlement Amount to be paid to all Investors shall in no event exceed [***]. For purposes of clarification, the Shared Settlement Amount shall be calculated based on the gross amount received by the Company in any and all such Settlements and/or Award related to the Litigation and without reduction for any contingencies, fees or expenses incurred by the Company or any of its Subsidiaries in connection with the Litigation.  Furthermore, in the event that the Company organizes, forms or otherwise acquires an equity interest in any Subsidiary after the date of this Agreement, the Company shall provide each of the Investors with reasonably prompt written notice thereof.

(c)                                  Without the prior written consent of each holder of an Economic Right, neither the Company nor any of its Subsidiaries, prior to any Settlement or Award in the Litigation, shall enter into or otherwise consent or agree to any Settlement or any transaction involving a sale or transfer of its claims in the Litigation or the Subject Intellectual Property (other than in connection with an Acquisition) that includes a provision which would prohibit or otherwise limit the Company from being able to notify such holders of Economic Rights of all of the terms of such Settlement, provided that such holders agree to maintain confidential any such information provided to them.

(d)                                 Except as may be required by law, and subject to Sections 4.1(c) and 4.(e), neither the Company nor any Subsidiary shall, nor shall any of their respective officers, directors, employees and agents, provide any Investor with any material nonpublic information regarding the Litigation, any proposed Settlement, Order, Award or other court award in the Litigation without the express written consent of such Investor.

(e)                                  Following any final Settlement, Order or Award or other court award in the Litigation or the closing of any transaction involving a sale or transfer of the Company’s or any of its Subsidiaries’ claims in the Litigation or the Intellectual Property, the Company shall, subject to Section 4.1(f) below, use its good-faith efforts to promptly issue a public statement announcing such event to the extent permitted by law and the terms of such Settlement, Order or Award.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f)                                   Except as prohibited by law, the Company shall provide the Investors with prior written notice in advance of any public statement by the Company announcing any Settlement, Order or Award or other court award in the Litigation to permit the Investors and their Affiliates sufficient time to cease trading the Company’s common stock until after such public announcement.

(g)                                  In the event that the Company or any of its Subsidiaries are awarded any damages by a court in connection with the Litigation, but such award is subject to appeal, the Company shall as promptly as practicable deposit an amount equal to 10% of any such award actually paid to the Company into an escrow account (with an escrow agent reasonably satisfactory to the holders of a majority-in-interest of the Economic Rights) for the sole benefit of the holders of the Economic Rights, which escrowed amounts shall either be (i) released to the holders of the Economic Rights upon the entry of an Order or expiration of the period for appeals of such award, or (ii) released to the Company to the extent that the amount of such award is reversed upon appeal of the Litigation.  By way of example, if the amount of the award was $20 million and such amount was paid to the Company, then $2 million would be deposited into escrow during the appeal of such award.  In the event that the award was reduced as a result of the appeal and the final amount of the Award was $15 million, then $1.5 million of the $2 million of escrowed proceeds would be distributed from the escrow account by the escrow agent to the holders of the Economic Rights and $0.5 million would be distributed from the escrow account to the Company.

(h)                                 Each Investor shall receive its Pro Rata Portion of the Shared Settlement Amount (to the extent that the Company or any of its Subsidiaries have received any Settlement or Award) no later than ten (10) business days after the Company’s receipt of any portion of a Settlement or Award. The Company shall be entitled to deduct and withhold, or cause to be deducted or withheld, from each Shared Settlement Amount payment, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld or paid over to or deposited with the relevant governmental entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Investor in respect of which such deduction and withholding was made.

(i)                                     To the extent any portion of a Settlement received by the Company includes [***] such portion shall be valued by the holders of a majority-in-interest of the Economic Rights and the Company through the good faith negotiation of the parties, failing which any dispute regarding said valuation shall be submitted to an expert in pharmaceutical product licensing for administered expertise proceedings in accordance with the Rules for Expertise of the International Chamber of Commerce then in effect. The findings of the expert shall be binding on the parties.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.2                               Economic Rights are Contractual; No Certificates.  The Economic Right hereby granted is a contractual right, and shall not be evidenced by a certificate or other instrument.

4.3                               No Rights as a Stockholder. Nothing contained in this Agreement shall be construed as conferring upon any Investor, solely by virtue of being a holder of an Economic Right, the right to vote any of the Economic Rights or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights of any kind or nature whatsoever as a stockholder of the Company, either at law or in equity. The rights of a holder of Economic Rights are limited to those expressed in this Agreement.

4.4                               Issuance of Additional Shares in Lieu of Cash Payment(s).  In the event that the Company is acquired prior to any Settlement or the issuance of an Order in the Litigation (i) [***] in a merger or consolidation, directly or indirectly, in one or more related transactions, (ii) [***] in any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions, (iii) in any, direct or indirect, purchase offer, tender offer or exchange offer, pursuant to which the holders of 50% or more of the outstanding Common Stock have sold or tendered to [***] or exchanged their shares for [***] securities (or any securities of any of [***], cash or other property], (iv) [***] in one or more related transactions involving a reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for securities of [***], cash or other property, (v) in a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) whereby [***] acquires more than 50% of the outstanding shares of Common Stock  (each, an “Acquisition”), the Company shall issue to each Investor, in lieu of any Economic Right, its Pro Rata Portion of 1,544,163 Additional Shares, as adjusted to account for any stock dividends, stock splits, reverse stock splits and similar events affecting the Company’s Common Stock.  In no event shall the Company issue more than 1,544,163 Additional Shares, as adjusted to account for any stock dividends, stock splits, reverse stock splits and similar events affecting the Company’s Common Stock.

4.5                               Extinguishment of Economic Rights.  The Economic Rights granted hereunder shall be extinguished upon the earlier to occur of the (i) the issuance of the Additional Shares; and (ii) the final payment made by the Company pursuant to Section 4.1(b).

4.6                               [***].  In the event that the Company elects to [***] (each of the foregoing, a “Trigger Event”), then the Company shall issue to each Investor, in addition to the Economic Rights, stock purchase warrants representing the right for such Investor to purchase its Pro Rata Portion of the [***]  of shares of Common Stock of the Company with a strike price equal to [***], as adjusted to account for any stock dividends, stock splits, reverse stock splits and similar events affecting the Company’s Common Stock (for purposes of clarification, the aggregate number of shares of Common Stock issuable upon exercise of such stock purchase warrants shall be equal to [***] divided by [***] as adjusted to account for any stock dividends, stock splits, reverse stock splits and similar events affecting the Company’s Common Stock).  For purposes hereof, [***] means an amount equal to the lesser of (X) [***] and (Y) [***] minus all documented expenses [***] incurred by the Company and its Subsidiaries between the date of the Closing and the date of the Trigger Event (provided in no case shall clause (Y) be less than [***]).  In the event of a Trigger Event, the Company shall, if requested, provide the Investors with reasonable documentation of any such [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE V
OTHER AGREEMENTS OF THE PARTIES

5.1                               Lock-Up.

(a)         Each Investor agrees that, for a period of one (1) year from the Closing Date (the “Lock-Up Period”), such Investor will not, directly or indirectly, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option with respect to, make any short sale or otherwise dispose of or agree to dispose of, any of the Common Shares or any interest therein.

(b)         The Investors agree to the imprinting, until no longer required by Section 5.1(a), of the following legend on any certificate evidencing any of the Common Shares:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF THAT CERTAIN PURCHASE AGREEMENT, DATED AS OF MARCH 22, 2012, BY AND BETWEEN CYCLACEL PHARMACEUTICALS, INC. (THE “COMPANY”) AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(c)          Notwithstanding the foregoing, each Investor may, at its own option, except as prohibited by law and subject to any applicable federal or state securities laws and the rules and regulations promulgated thereunder, transfer any or all of the Common Shares, the Economic Rights (or the Additional Shares, if issued), to any of its Affiliates during the Lock-Up Period, provided, however, that such Affiliate transferee is an Accredited Investor or a QIB and shall agree in writing to be bound by the provisions of this Agreement.

5.2                               Right of First Refusal.  So long as the Economic Rights remain outstanding, the Company shall be given not less than thirty (30) days’ prior written notice of any proposed sale, transfer or other disposition by any transferring Investor or third-party (a “Transferor”) of its Economic Rights.  The Company shall have the right, during such thirty (30) days following receipt of the notice pursuant to this Section, to purchase all, but not less than all, of the Economic Rights being offered by a Transferor in accordance with the same terms and conditions as those being offered by such Transferor and as set forth in the notice of sale (the “Right of First Refusal”).  In the event such terms and conditions are modified during the notice period provided for in this Section, the Company shall be given prompt notice of such modification and shall have an additional five (5) days during which to exercise such Right of First Refusal.  In no event shall any Economic Right be sold or transferred to Litigant or any competitor of the Company without the Company’s prior written consent. The Right of First Refusal shall not apply to any transfer of Economic Rights by an Investor to any of its Affiliates, provided, however, that such Affiliate transferee agrees in writing to be bound by the provisions of this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.3                               Transfer Restrictions.

(a)         Subject to Section 5.1, the Investors covenant that the Common Shares and, if issued, the Additional Shares will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws.  In connection with any transfer of the Common Shares and, if issued, the Additional Shares other than pursuant to an effective registration statement or pursuant to Rule 144, or to the Company, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor who is reasonably satisfactory to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.  Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any such legal opinion, except to the extent that the Transfer Agent requests such legal opinion, any transfer of Securities by an Investor to an Affiliate of such Investor, provided that the transferee certifies to the Company that it is an Accredited Investor or QIB and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Common Shares and, if issued, the Additional Shares.

(b)         The Investors agree to the imprinting, until no longer required by this Section 5.3(b), of the following legend on any certificate evidencing any of the Common Shares and, if issued, the Additional Shares:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Certificates evidencing the Common Shares and, if issued, the Additional Shares, shall not be required to contain such legend or any other legend (i) while a registration statement (including the Registration Statement) covering the resale of the Common Shares and/or, if issued, the Additional Shares is effective under the Securities Act so long as the beneficial owner of such Securities is not an Affiliate of the Company, (ii) following any sale of such Securities pursuant to Rule 144 if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company from counsel who is reasonably acceptable to the Company to the effect that the Securities can be sold under Rule 144, or (iii) if the holder provides the Company with a legal opinion reasonably acceptable to the Company from counsel who is reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the SEC).  Following the Effective Date and provided the registration statement referred to in clause (i) above is then in effect, or at such earlier time as a legend is no longer required for certain of such securities, the Company will, as promptly as practicable following the delivery by an Investor to the Company or the Transfer Agent (if delivery is made to the Transfer Agent a copy shall be contemporaneously delivered to the Company) of (i) a legended certificate representing such Securities (and, in the case of a requested transfer, endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect transfer), and (ii) an opinion of counsel to the extent required by Section 5.3(a), deliver or cause to be delivered to such Investor a certificate representing such Securities that is free from all restrictive and other legends.

5.4                               Furnishing of Information.  Until the third anniversary of the date hereof, the Company covenants to use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

5.5                               Integration.  The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Common Shares (and, if issued, the Additional Shares) in a manner that would require the registration under the Securities Act of the sale of such Securities to the Investors or that would be integrated with the offer or sale of such Securities for purposes of the rules and regulations of any Trading Market.

5.6                               Reservation of Securities.  The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant hereto in such amount as may be required to fulfill its obligations to issue the Common Shares and, if issued, the Additional Shares.  In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations to issue such shares, the Company shall promptly notify the Investors thereof and as promptly as practicable take all such actions as may be required to increase the number of authorized shares.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.7                               Securities Laws Disclosure; Publicity.  The Company shall, at or before 9:00 a.m., New York time, on the first Trading Day following execution of this Agreement, issue a press release disclosing all material terms of the transactions contemplated hereby. The Company shall also file a Current Report on Form 8-K with the SEC (the “8-K Filing”) describing the terms of the transactions contemplated hereby and including as exhibits to such Current Report on Form 8-K this Agreement and the schedules and the names and addresses of the Investors and the amount(s) of the Securities and Economic Rights respectively purchased, in the form required by the Exchange Act.  One counsel on behalf of all Investors has had the opportunity to review and comment on the 8-K Filing prior to filing.  Thereafter, the Company shall timely file any filings and notices required by the SEC or applicable law with respect to the transactions contemplated hereby.  Except as herein provided, neither the Company nor any Subsidiary shall publicly disclose the name of any Investor, or include the name of any Investor in any press release without the prior written consent of such Investor (which consent shall not be unreasonably withheld, delayed or conditioned), unless otherwise required by law, regulatory authority or Trading Market.  Neither the Company nor any Subsidiary shall, nor shall any of their respective officers, directors, employees and agents, provide any Investor with any material nonpublic information regarding the Company or any Subsidiary from and after the issuance of the above referenced press release without the express written consent of such Investor.

5.8                               Use of Proceeds.  The Company intends to use the net proceeds from the sale of the Common Shares and Economic Rights to fund the Litigation and for general corporate purposes after due consideration has been given to the funding needs of the Litigation.  Pending these uses, the Company intends to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade securities, or as otherwise pursuant to the Company’s customary investment policies.

5.9                               Limitation on Issuance of Securities.  Notwithstanding anything to the contrary contained in this Agreement, the Company shall not effect any issuance of Securities that, if, after giving effect to such issuance, such Securities are in excess of 19.9% of the total issued and outstanding shares of Common Stock of the Company as of the Closing Date or otherwise compel the Company to seek the approval of its stockholders under the applicable NASDAQ Global Market rules and regulations.

5.10                        Sale of Subject Intellectual Property and/or Claims.  The Company agrees that neither it nor any Subsidiary will sell, transfer, or otherwise dispose of the Subject Intellectual Property and/or any claims of the Company and its Subsidiaries in the Litigation, other than in connection with an Acquisition of the Company or a Settlement, until such time as the Litigation is finally resolved by way of a Settlement or Order.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE VI
REGISTRATION RIGHTS

6.1                               Demand Registration.

(a)         Request for Registration.  Commencing three (3) months prior to the expiration of the Lock-Up Period, a majority of the Investors may make a written demand for registration under the Securities Act of all or part of their Registrable Securities on Form S-1 or any similar long-form registration statement (“Long-Form Registration”) or, if available, on Form S-3 or any similar short-form registration statement (“Short-Form Registrations”) (all registrations requested pursuant to this Section 6.1(a) are referred to herein as “Demand Registrations”). Any demand for a Demand Registration shall specify the number and type of Registrable Securities proposed to be sold by such Investors. Upon any such request, the Investors shall be entitled to have their Registrable Securities included in the Demand Registration in accordance with this Article VI.  A majority of the Investors shall be entitled to request one (1) Long-Form Registration, which shall not count as the permitted Long-Form Registration until it has become effective.  In addition to the Long-Form Registration, a majority of the Investors shall be entitled to request an unlimited number of Short-Form Registrations, provided that the Company is eligible to use a Short-Form Registration.  Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) agree to the use of a Short-Form Registration Statement.  Demand Registrations may be underwritten registrations or resale registrations pursuant to Rule 415 under the Securities Act (“Shelf Registrations”) or otherwise, in each case at the sole discretion of the requesting Investors.

(b)         As promptly as possible, and in any event on or prior to the Filing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415; provided, however, that, in the event that such Registration Statement only covers the Registrable Securities, if at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 as a result of a characterization by the SEC of the transaction described by the Registration Statement as a primary offering by the Company, the Company shall, upon obtaining consent of the Investors, (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”), in which case, if such registration was a Long-Form Registration, the Company shall grant the Investors the right to request one (1) additional Long-Form Registration notwithstanding any limit on the number of Long-Form Registrations under this Section 6.1, and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415. Any Registrable Securities not able to be included in the Registration Statement shall reduce the number of Registrable Securities of each Investor covered by such Registration Statement on a pro rata basis based on the number of Registrable Securities purchased by each Investor, and the Company shall have no liability to any Investor as a result of the Registration Statement covering less than all of the Registrable Shares under the circumstances described in this proviso. The Registration Statement shall be on an appropriate form in accordance with the Securities Act and the Exchange Act.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)          The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act for such period as will terminate, at the earlier of six (6) months in the case of underwritten registrations, twenty four (24) months in the case of Shelf Registrations or, in any event, when all of the securities covered by such Registration Statement (but, in any event, not before the expiration of any longer period required under the Securities Act, or, if such Registration Statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer) (the “Effectiveness Period”); provided that, upon notification by the SEC that a Registration Statement will not be reviewed or is no longer subject to further review and comments, the Company shall request acceleration of such Registration Statement within five (5) Trading Days after receipt of such notice and request that it become effective on 4:00 p.m. New York City time on the Effective Date and, if applicable, file a prospectus supplement for any Registration Statement, whether or not required under Rule 424 (or otherwise), by 9:00 a.m. New York City time the day after the Effective Date.

(d)         The Company shall notify the Investors in writing promptly (and in any event within two Trading Days) after receiving notification from the SEC that the Registration Statement has been declared effective.

(e)          Notwithstanding anything in this Agreement to the contrary, after sixty (60) consecutive Trading Days of continuous effectiveness of the initial Registration Statement filed and declared effective pursuant to this Agreement, the Company may, by written notice to the Investors, suspend sales under a Registration Statement after the Effective Date thereof and/or require that the Investors immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any subsequent Registration Statement if the Company is engaged in a material merger, acquisition or sale and the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to maintain a Registration Statement at such time or (B) it is in the best interests of the Company to suspend sales under such registration at such time.  Upon receipt of such notice, each Investor shall immediately discontinue any sales of Registrable Securities pursuant to such registration until such Investor is advised in writing by the Company that the current Prospectus or amended Prospectus, as applicable, may be used.  In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Company’s Board of Directors) the failure to require such suspension would be materially detrimental to the Company.  The Company’s rights under this Section 6(e) may be exercised for a period of no more than twenty (20) Trading Days at a time and not more than three times in any twelve-month period.  Immediately after the end of any suspension period under this Section 6(e), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Investors to publicly resell their Registrable Securities pursuant to such effective Registration Statement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f)           The Company shall not, from the date hereof until the Effective Date of the Registration Statement, prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than any registration statement or post-effective amendment to a registration statement (or supplement thereto) relating to the Company’s employee benefit plans registered on Form S-8 or as may be demanded by any Prior Holder.

6.2                               Registration Procedures.  In connection with the Company’s registration obligations hereunder, the Company shall:

(a)         Not less than three (3) Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish to the Investors copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of such Investors.  The Company shall reflect in each such document when so filed with the SEC such comments regarding the Investors and the plan of distribution as the Investors may reasonably and promptly propose no later than two (2) Trading Days after the Investors have been so furnished with copies of such documents as aforesaid.

(b)         (i) Subject to Section 6.1(e), prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the SEC with respect to the Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Investors thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)          Notify the Investors as promptly as reasonably possible, and (if requested by the Investors confirm such notice in writing no later than two (2) Trading Days thereafter), of any of the following events:  (i) the SEC notifies the Company whether there will be a “review” of any Registration Statement; (ii) the SEC comments in writing on any Registration Statement; (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the SEC or any other Federal or state governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included in any Registration Statement become ineligible for inclusion therein or any Registration Statement or Prospectus or other document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)         Use its commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

(e)          If requested by an Investor, provide such Investor without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

(f)           Promptly deliver to each Investor, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Investors in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

(g)          (i) In the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Common Shares to be approved for listing on each Trading Market as soon as possible thereafter; (iii) provide to each Investor evidence of such listing; and (iv) during the Effectiveness Period, maintain the listing of such Common Shares on each such Trading Market or another Eligible Market.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(h)         Prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the selling Investors in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Investor requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(i)             Cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such certificates to be in such denominations and registered in such names as any such Investors may reasonably request.

(j)            Upon the occurrence of any event described in Section 6.2(c)(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)         Cooperate with any reasonable due diligence investigation undertaken by the Investors, any underwriter participating in any sale of Registrable Securities, and any attorney, accountant, or other agent retained by any Investor or underwriter in connection with the sale of Registrable Securities, including, without limitation, by making available documents and information; provided that the Company will not deliver or make available any material, nonpublic information unless requested to do so in advance in writing; provided further that the recipient thereof agrees to keep such information confidential.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(l)             Comply with all rules and regulations of the SEC applicable to the registration of the Securities.

(m)     It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of any particular Investor that such Investor furnish to the Company information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required by the Company to effect the registration of such Registrable Securities and shall complete and execute such documents in connection with such registration as the Company may reasonably request.

(n)         The Company shall comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to make available a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(o)         Enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

6.3                               Registration Expenses.  The Company shall pay all fees and expenses incident to the performance of or compliance with Article VI of this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the Trading Market.  In addition, in connection with each Demand Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration.  The Company’s obligation to bear or pay all Registration Expenses is absolute and shall not depend on whether or not any offering contemplated hereby is completed or whether any Registration Statement is declared effective.  Notwithstanding the foregoing, the Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.4                               Indemnification

(a)         Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Investor, the officers, directors, partners, members, agents and employees of each of them, each Person who controls any such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company herein or any other certificate, instrument or document contemplated hereby, (ii) any breach of any covenant, agreement or obligation of the Company contained herein or any other certificate, instrument or document contemplated hereby, (iii) any cause of action, suit or claim brought or made against such Indemnified Party (as defined in Section 6.4(c) below) by a third party (including for these purposes a derivative action brought on behalf of the Company), arising out of or resulting from (x) the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby, (y) litigation or any other transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Common Shares, or (z) the status of Indemnified Party as holder of Registrable Securities (unless, and only to the extent that, such action, suit or claim is based, including in part, upon a breach of such Investor’s representations, warranties or covenants hereunder or any conduct by such Investor that constitutes fraud or willful misconduct) or (iv) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Investor that has been expressly approved in writing by such Investor or furnished in writing to the Company by such Investor for use therein, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by such Investor in writing expressly for use in the Registration Statement, or (B) with respect to any prospectus, if the untrue statement or omission of material fact contained in such prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company to the Investor through the EDGAR filing system, and the Investor seeking indemnity hereunder was advised in writing by the Company not to use the incorrect prospectus prior to the use giving rise to Losses.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)         Indemnification by Investors.  Each Investor shall, severally and not jointly, indemnify and hold harmless the Company and its directors, officers, agents and employees to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, but only to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Investor that has been approved in writing by such Investor or furnished to the Company by such Investor in writing expressly for use therein, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Investor expressly for use in the Registration Statement (it being understood that the information provided by the Investor to the Company, as the same may be modified by such Investor and other information provided by the Investor to the Company in or pursuant hereto, constitutes information reviewed and expressly approved by such Investor in writing expressly for use in the Registration Statement), such Prospectus or such form of prospectus or in any amendment or supplement thereto.  In no event shall the liability of any selling Investor hereunder be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)          Conduct of Indemnification Proceedings.  If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party).  It shall be understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within twenty (20) Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)         Contribution.  If a claim for indemnification under Section 6.4(a) or  (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4(c) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 6.4(c), no Investor shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Investor from the sale of the Registrable Securities subject to the Proceeding exceed the amount of any damages that such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.5                               Dispositions.  Each Investor agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell its Registrable Securities in accordance with the Plan of Distribution set forth in the Prospectus.  Each Investor further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 6.2(c)(v), (vi) or (vii), such Investor will discontinue disposition of such Registrable Securities under the Registration Statement until such Investor is advised in writing by the Company that the use of the Prospectus, or amended Prospectus, as applicable, may be resumed.  The Company may provide appropriate stop orders to enforce the provisions of this paragraph. Each Investor, severally and not jointly with the other Investors, agrees that the removal of the restrictive legend from certificates representing the Common Shares and, if issued, the Additional Shares, as set forth in Section 4.4 is predicated upon the Company’s reliance that the Investor will comply with the provisions of this subsection. Both the Company and the Transfer Agent, and their respective directors, officers, employees and agents, may rely on this subsection.

6.6                               Piggy-Back Registrations.  If, at any time the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than pursuant to a Demand Registration or on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock options or other employee benefit plans, and the registration form to be used may be used for the registration of Registrable Securities, then the Company shall send to each Investor, written notice of such determination and if, within ten (10) days after receipt of such notice, any such Investor shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Investor requests to be registered.  Notwithstanding the foregoing, in the event that, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder as the underwriter shall permit; provided, however, that (i) the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not contractually entitled to inclusion of such securities in such Registration Statement or are not contractually entitled to pro rata inclusion with the Registrable Securities and, (ii) after giving effect to the immediately preceding proviso, any such exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities and the holders of other securities having the contractual right to inclusion of their securities in such Registration Statement by reason of demand registration rights, in proportion to the number of Registrable Securities or other securities, as applicable, sought to be included by each such Investor or other holder.  If an offering in connection with which an Investor is entitled to registration under this Section 6.6 is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering and shall enter into an underwriting agreement in form and substance reasonably satisfactory to the Company and the underwriter or underwriters.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE VII
MISCELLANEOUS

7.1                               Fees and Expenses.  Except as expressly set forth herein to the contrary, the Company shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses it incurs incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Further, the Company shall reimburse the Investors for the fees and expenses of one counsel to the Investors incident to the negotiation, preparation, execution, delivery and performance of this Agreement in an aggregate amount of up to $36,000.

7.2                               Entire Agreement.  This Agreement, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.  At or after the Closing, and without further consideration, each party will execute and deliver to such other party such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.3                               Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

7.4                               Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Investors or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5                               Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.6                               Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors.  Except as otherwise provided in this Agreement, including, without limitation, Sections 5.2 and 5.3, any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers any Common Shares or Economic Rights (or Additional Shares, if issued), provided (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (x) the name and address of such transferee or assignee and (y) the Registrable Securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) such transferee agrees in writing to be bound, with respect to the transferred Common Shares or Economic Rights (or Additional Shares, if issued), by the provisions hereof that apply to the “Investors,” (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto, and (vi) the Company has approved in writing any transfer to a Person who is not an Affiliate of such transferor.  For purposes of clarification, subject to the preceding sentence, the Economic Rights may be transferred and/or assigned by an Investor separately from any transfer or assignment of Common Shares.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.7                               No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third party beneficiary of Section 6.4 and (in each case) may enforce the provisions of such Section directly against the parties with obligations thereunder.

7.8                               Governing Law; Venue.  THE CORPORATE LAWS OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THE COMPANY AND INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF THIS AGREEMENT), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

7.9                               Execution.  This Agreement may be executed in two or more counterparts, all of which, when taken together, shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.10                        Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.11                        Replacement of Securities.  If any certificate or instrument evidencing any securities issued hereunder is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement securities.

7.12                        Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to seek specific performance hereunder.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

7.13                        Adjustments in Share Numbers and Prices.  In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference herein to a number of shares or a price per share shall be amended to account appropriately for such event.

7.14                        Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder.  The decision of each Investor to purchase securities pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations or condition (financial or otherwise) of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other Person) relating to or arising from any such information, materials, statements or opinions.  Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder.  Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any Proceeding for such purpose.

[SIGNATURE PAGES TO FOLLOW]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CYCLACEL PHARMACEUTICALS, INC.

By:
Name:
Title:

Address for Notice:

Cyclacel Pharmaceuticals, Inc.
200 Connell Drive
Suite 1500, Berkeley Heights,
New Jersey 07922
Tel: (908) 517-7330
Fax: 866-271-3466
Attn: Chief Executive Officer

With a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.
The Chrysler Center
666 Third Avenue
New York, NY 10017
Attn: Joel I. Papernik, Esq.
Tel: (212) 935-3000
Fax: (212) 983-3115

COMPANY SIGNATURE PAGE

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Investor Signature Page

By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Purchase Agreement dated as of March 22, 2012 (the “Purchase Agreement”) by and between Cyclacel Pharmaceuticals, Inc. and each of the Investors (as defined therein), as to the number of Common Shares and the Pro Rata Portion of the Economic Rights set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

Name of Investor:

By:
Name:
Title:

Address for Notice:

Telephone No.:
Facsimile No.:
Email Address:
Number of Common Shares:
Pro Rata Portion of Economic Rights:
Aggregate Purchase Price: $

Delivery Instructions (if different than above):

c/o:

Address:

Telephone No.:

Facsimile No. :

Other Special Instructions:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

COMPANY TRANSFER AGENT INSTRUCTIONS

American Stock Transfer & Trust Company

6201 15th Avenue

Brooklyn, NY 11219

Attention: [                                ]

Ladies and Gentlemen:

Reference is made to that certain Purchase Agreement, dated as of March 22, 2012 (the “Agreement”), by and among Cyclacel Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the investors named on the Schedule of Investors attached thereto (collectively, the “Holders”), pursuant to which the Company is issuing to the Holders shares (the “Common Shares”)(1) of common stock of the Company, par value $0.001 per share (the “Common Stock”), and Economic Rights (as defined in the Agreement) pursuant to the terms and conditions set forth in the Agreement.

In connection with the consummation of the transactions contemplated by the Agreement, this letter shall serve as our irrevocable authorization and direction to you:

(i)  to issue an aggregate of [              ] shares of our Common Stock in the names and denominations set forth on Annex I attached hereto. The certificates should bear the legends set forth on Annex II attached hereto and “stop transfer” instructions should be placed against their subsequent transfer.  Kindly deliver the certificates to the respective delivery addresses set forth on Annex I via hand delivery or overnight courier.  We confirm that these shares will be validly issued, fully paid and non-assessable upon issuance; and

(ii)  to issue (provided that you are the transfer agent of the Company at such time) certificates for shares of Common Stock upon transfer or resale of the Common Shares and receipt by you of certificate(s) for the Common Shares so transferred or sold (duly endorsed or accompanied by stock powers duly endorsed, in each case with signatures guaranteed and otherwise in form eligible for transfer).

You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company or the Company’s legal counsel that either (i) a registration statement covering resales of the Common Shares has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) the Common Shares are eligible for sale in conformity with Rule 144 under the Securities Act (“Rule 144”) and (b) if applicable, a copy of such registration statement, then, unless otherwise required by law, within three (3) business days of your receipt of certificates representing the Common Shares, you shall issue the certificates representing the Common Shares to the Holders or their permissible transferees, as the case may be, registered in the names of such Holders or transferees, as the case may be, and such certificates shall not bear any legend restricting transfer of the Common Shares thereby and should not be subject to any stop-transfer restriction.  Any certificates tendered for transfer shall be endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect transfer.

(1)Note to draft: This same form of letter would be used in the event Acquisition Shares are issued, except all references to “Common Shares” shall be replaced with “Acquisition Shares” and the restrictive legend relating to the lock-up would not apply.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Please be advised that the Holders are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.  Should you have any questions concerning this matter, please contact our counsel, Joel I. Papernik, Esq., at (212) 935-3000.

Very truly yours,

CYCLACEL PHARMACEUTICALS, INC.

By:
Name:
Title:

THE FOREGOING INSTRUCTIONS ARE

ACKNOWLEDGED AND AGREED TO

this        day of [Month], 20[    ]

TRANSFER AGENT

By:
Name:
Title:

Enclosures

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2

ANNEX I

SCHEDULE OF INVESTORS

Name of Investor	Aggregate Purchase Price Paid	Number of Common Shares	Pro Rata Portion of Economic Rights	Number of Additional Shares, if issued
Redmile Capital Fund, LP	501,000.20	773,626	16.50%	254,818
Redmile Capital Offshore Fund, Ltd.	912,500.13	1,409,049	30.06%	464,114
Redmile Capital Offshore Fund II, Ltd.	577,999.84	892,526	19.04%	293,981
Redmile Special Opportunities Fund, Ltd.	44,499.83	68,715	1.47%	22,633
Ayer Capital Partners Master Fund, LP	930,320.14	1,436,566	30.64%	473,177
Ayer Capital Partners Kestrel Fund, LP	18,505.17	28,575	0.61%	9,412
Epworth — Ayer Capital	51,174.65	79,022	1.69%	26,028
TOTAL:	$3,035,999.96	4,688,079	100.00%	1,544,163

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Schedule 3.1(a)

SUBSIDIARIES

See the last sentence of Schedule 3.1(aa) which refers to an aspect of the Agreement with Scottish Enterprise under which there is a guaranty of share sale proceeds which arises in certain possible circumstances.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 3.1(f)

CAPITALIZATION

Authorized common stock of the Company: 100,000,000

Authorized preferred stock of the Company: 5,000,000

Number of shares of common stock issued and outstanding: 54,313,659

Number of shares of preferred stock issued and outstanding: 1,213,142

Number of shares of capital stock issuable pursuant to the Company’s stock plans (as of March 12, 2012):

Reserved:	5,200,000
Issued: Stock Options	3,438,679
Restricted stock and restricted stock units	345,038
Remaining:	1,001,500

Number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Common Shares and the Additional Shares) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company:   13,814,015

Outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities, except as contemplated by this Agreement:  516,228

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Schedule 3.1(h)

MATERIAL CHANGES

Pursuant to the terms of the Company’s outstanding preferred stock, since inception through January 2009, the Company paid quarterly dividends when they have become due. However, as part of the program to reduce expenditure, the Board of Directors did not declare the quarterly cash dividend with respect to each of the four quarters of fiscal year 2009, the first, second and third quarters of fiscal year 2010 and the second, third and fourth quarters of fiscal year 2011 and first quarter of 2012. To the extent that any dividends payable on the Preferred Stock are not paid, such unpaid dividends are accrued. As the Company failed to pay in an aggregate amount equal to at least six quarterly dividends (whether or not consecutive) on the Preferred Stock, the size of the Company’s Board was increased by two members and the holders of the Preferred Stock, voting separately as a class, voted on May 24, 2011 and elected two directors to fill the vacancies created thereby, which directorships shall terminate when the Company pays all accrued but unpaid dividends.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Schedule 3.1(i)

ABSENCE OF LITIGATION

None.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Schedule 3.1(p)

REGISTRATION RIGHTS

Registration Rights Agreement, dated December 10, 2007, by and between the Company and Kingsbridge Capital Limited.

Registration Rights Agreement, dated October 5, 2010, by and among the Company and the Investors named therein.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Schedule 3.1(t)(i)

Ownership Exceptions

None.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Schedule 3.1(t)(ii)

EXPIRING PATENTS

Expiry

Sankyo amorphous CYC682 patents

US 5,691,319 Sankyo Antitumor pyrimidine nucleoside derivatives, including sapacitabine	November 25, 2014

EP0536936 and equivalents in 20 countries worldwide	September 30, 2012

CNDAC patents (WW patents already expired)

US 5,616, 567 Sankyo Antitumor pyrimidine nucleoside derivatives, including CNDAC (active form of sapacitabine)	April 1, 2014

US 5,654,420 Sankyo Process of preparing CNDAC	August 5, 2014

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Schedule 3.1(t)(iii)

Litigation Against Company

None.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Schedule 3.1(aa)

INDEBTEDNESS

On June 22, 2009, the Company amended the Agreement with Scottish Enterprise (“SE”) (the “Amendment”), in order to allow the Company to implement a reduction of the Company’s research operations located in Scotland in exchange for the parties’ agreement to modify the payment terms of the Agreement in the principal amount of £5 million (approximately $8.0 million at December 31, 2009), which SE had previously entered into with the Company. The Agreement provided for repayment of up to £5 million in the event the Company significantly reduced its Scottish research operations. Pursuant to the terms of the Amendment, in association with Cyclacel’s material reduction in staff at its Scottish research facility, the parties agreed to a modified payment of £1 million (approximately $1.7 million at June 22, 2009) payable in two equal tranches. On July 1, 2009, the first installment of £0.5 million (approximately $0.8 million) was paid and the remaining amount of £0.5 million (approximately $0.8 million) was paid on January 6, 2010.  In addition, should a further reduction below current minimum staff levels be effectuated before July 2014 without SE’s prior consent, the Company will guarantee approximately £4 million, the amount potentially due to SE, which will be calculated as a maximum of £4 million less the market value of the shares held by SE at the time of any further reduction in research facilities.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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